Exhibit O

BRANDYWINE INVESTMENT TRUST: GLOBAL CREDIT OPPORTUNITIES FUND Financial Statements December 31, 2012 and 2011

BRANDYWINE INVESTMENT TRUST:

GLOBAL CREDIT OPPORTUNITIES FUND

December 31, 2012 and 2011

CONTENTS

INDEPENDENT AUDITORS’ REPORT
FINANCIAL STATEMENTS

Statements of Assets and Liabilities	1

Statements of Operations and Changes in Net Assets	2

Financial Highlights	3

Notes to Financial Statements	4-15

Schedule of Investments at December 31, 2012	16-18

Schedule of Investments at December 31, 2011	19-20

100 Witmer Road, Suite 350, Horsham, PA 19044-2369 215-441-4600 ¡ fax: 215-672-8224 ¡ www.kmco.com

Independent Auditors’ Report

The Unitholders

Brandywine Investment Trust:

Global Credit Opportunities Fund

We have audited the accompanying financial statements of the Brandywine Investment Trust: Global Credit Opportunities Fund, which consist of the statements of assets and liabilities, including the schedules of investments, as of December 31, 2012 and 2011, and the related statements of operations and changes in net assets, and financial highlights for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements and financial highlights in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements and financial highlights that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform our audits to obtain reasonable assurance about whether the financial statements and financial highlights are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements and financial highlights. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements and financial highlights, whether due to fraud or error. In making those risk assessments, the auditors consider internal control relevant to the entity’s preparation and fair presentation of the financial statements and financial highlights in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements and financial highlights.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the Brandywine Investment Trust: Global Credit Opportunities Fund as of December 31, 2012 and 2011, the results of its operations and changes in net assets, and its financial highlights for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Horsham, Pennsylvania

April 18, 2013

BRANDYWINE INVESTMENT TRUST:

GLOBAL CREDIT OPPORTUNITIES FUND

Statements of Assets and Liabilities

December 31, 2012 and 2011

	2012	2011
ASSETS

Investments in securities at fair value (cost of $32,952,541 and $3,842,457, respectively)	$33,468,962	$3,992,974

Cash and cash equivalents	827,759	382,541

Cash deposit on futures contracts	—	9,000

Receivable for investment securities sold	2,130,681	—

Interest receivable	135,619	19,523

Unrealized gain on forward exchange contracts	18,264	—

Swap premiums paid	—	40,642

TOTAL ASSETS	36,581,285	4,444,680

LIABILITIES

Payable for investment securities purchased	2,135,303	—

Interest payable	—	1,299

Unrealized loss on forward exchange contracts	52,908	1,351

Variation margin payable on futures contracts	—	3,727

Swap premiums received	—	3,391

Unrealized loss on swaps	—	10,828

TOTAL LIABILITIES	2,188,211	20,596

NET ASSETS	$34,393,074	$4,424,084

Number of units outstanding	1,837,708	284,651

Net asset value per unit	$18.7152	$15.5421

See accompanying notes to financial statements.

BRANDYWINE INVESTMENT TRUST:

GLOBAL CREDIT OPPORTUNITIES FUND

Statements of Operations and Changes in Net Assets

Years Ended December 31, 2012 and 2011

	2012	2011
Investment activities:

Investment income	$1,168,581	$162,324

Net realized gain on investment and foreign currency transactions	1,867,624	519,047

Net gain (loss) from change in unrealized appreciation/ depreciation of investments and translation of assets and liabilities in foreign currencies	347,164	(25,637)

Net realized and unrealized gain on investment and foreign currency transactions	2,214,788	493,410

Net increase in net assets derived from investment activities	3,383,369	655,734

Participant transactions:
Subscription of units (1,570,893 units and 59,591 units, respectively)	26,910,435	852,011

Redemption of units (17,836 units and 80 units, respectively)	(324,814)	(1,195)

Increase in net assets derived from participant transactions	26,585,621	850,816

Increase in net assets	29,968,990	1,506,550

Net assets, beginning of year	4,424,084	2,917,534

Net assets, end of year	$34,393,074	$4,424,084

See accompanying notes to financial statements.

BRANDYWINE INVESTMENT TRUST:

GLOBAL CREDIT OPPORTUNITIES FUND

Financial Highlights

Years Ended December 31, 2012 and 2011

	2012		2011
Per Unit Operating Performance:
Net asset value per unit, beginning of year	$15.5421		$12.9588

Investment activities:

Investment income	1.0137		0.6194

Net realized and unrealized gain on investment and foreign currency transactions	2.1594		1.9639

Net increase in net assets derived from investment activities	3.1731		2.5833

Net asset value per unit, end of year	$18.7152		$15.5421

Total Return	20.42%		19.93%

Investment Income as a Percentage of Average Net Assets	5.69	% *	4.22	% *

*	Investment income is net of waived expenses. In future years, investment income ratios may decrease (and expense ratios may increase) if expenses are not waived.

See accompanying notes to financial statements.

BRANDYWINE INVESTMENT TRUST:

GLOBAL CREDIT OPPORTUNITIES FUND

Notes to Financial Statements

December 31, 2012 and 2011

(1)	Nature of Business

The Global Credit Opportunities Fund (the Fund) is a portfolio of the Brandywine Investment Trust (the Trust). The Trust was organized on July 5, 1996 by Brandywine Global Investment Management, LLC, a company organized under the laws of the State of Delaware, and registered as an investment advisor under the Investment Advisors Act of 1940. The trust agreement permits Brandywine Global Investment Management, LLC (the Investment Advisor) to create multiple funds, each of which issues a separate class of units and is limited to 99 accredited investors. As of December 31, 2012, the Fund is one of twenty-one active funds in the Trust. BNY Mellon Asset Servicing (Mellon) acts as custodian and performs all accounting functions for the Fund. Mellon is the trustee of the Fund.

The Fund was organized with the objective of generating a high level of income and capital gains, while seeking to protect against inflation. The portfolio seeks to both earn positive annual returns and over a complete economic cycle of several years outperform the high yield benchmark.

The Trust will continue until July 5, 2045 unless sooner terminated upon the occurrence of any of the following: (1) resignation or removal of the trustee when no successor trustee is appointed, (2) termination of all the funds of the Trust.

(2)	Summary of Significant Accounting Policies

Basis of Accounting

The Fund maintains its books using the accrual basis of accounting. The significant accounting policies are in conformity with accounting principles generally accepted in the United States of America and the trust agreement.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of increases and decreases in net assets from investment activities during the reporting period. Actual results could differ from those estimates.

Cash Equivalents

Cash equivalents include short-term investments with original maturities of three months or less.

Continued...

BRANDYWINE INVESTMENT TRUST:

GLOBAL CREDIT OPPORTUNITIES FUND

Notes to Financial Statements

December 31, 2012 and 2011

(2)	Summary of Significant Accounting Policies, Continued

Foreign Currency

Amounts denominated in or expected to settle in foreign currency are translated into United States dollars (base currency) on the following basis:

•	Fair value of investment securities, other assets and liabilities – at the closing rate of exchange at the statement of assets and liabilities date.

•	Purchases and sales of investment securities, income and expenses – at the rates of exchange prevailing on the respective dates of such transactions.

Net realized foreign exchange gains or losses arise upon sales and maturities of securities; sales of foreign currencies; currency gains or losses realized between the trade and settlement dates on securities transactions; and the difference between the amounts of dividends, interest, and foreign withholding taxes recorded on the Fund’s books and the base currency equivalent of the amounts actually received or paid. Net unrealized foreign exchange gains and losses arise from changes in the fair values of assets and liabilities, including investments in securities at year end, resulting from changes in exchange rates.

The Fund does not distinguish between changes in foreign exchange rates and changes in foreign market prices of securities held when determining the results of operations. Such fluctuations are aggregated in the net realized and unrealized gain or loss from investments.

Investments that are denominated and settled in foreign currencies involve the risk that future fluctuations in exchange rates may result in losses to the Fund.

Subscription and Redemption of Units

The value of participating units, upon admission to or withdrawal from the Fund, is based upon the fair value of net assets held as of the most recent valuation date.

In-kind subscriptions for the year ended December 31, 2012 were $786,489. There were no in-kind subscriptions for the year ended December 31, 2011.

Income Taxes

No provision for federal or state income taxes has been made because the Fund is not a taxable entity and the unitholders are individually liable for the taxes on their respective shares of the Fund’s income or loss.

Continued...

BRANDYWINE INVESTMENT TRUST:

GLOBAL CREDIT OPPORTUNITIES FUND

Notes to Financial Statements

December 31, 2012 and 2011

(2)	Summary of Significant Accounting Policies, Continued

Income Taxes, Continued

Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 740, Income Taxes, is the authoritative pronouncement on accounting for and reporting income tax liabilities and expense. FASB ASC 740 prescribes a more-likely-than-not recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken. In addition, FASB ASC 740 provides guidance on derecognition, classification and disclosure.

The Fund files income tax returns in the U.S. federal and state jurisdictions. The Fund’s tax returns are subject to examination by the relevant tax authorities until expiration of the applicable statute of limitations, which is generally three years after the filing of the tax return. It is difficult to predict the final timing and resolution of any particular uncertain tax position. The Investment Advisor does not anticipate significant changes to the Fund’s tax positions over the next 12 months.

Other

The Fund records security transactions based on trade dates. Realized gains and losses from security transactions are recorded on the first-in, first-out cost basis. Interest income is recorded on the accrual basis in investment income. All unitholders have a proportionate undivided interest in the net assets of the Fund.

Subsequent Events

The Fund has performed an evaluation of subsequent events through April 18, 2013, which is the date the financial statements were available to be issued.

(3)	Valuation

FASB ASC 820, Fair Value Measurements and Disclosures, defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. The Fund’s investments in securities, swaps, forward exchange contracts, and futures contracts, are reported at fair value, on a recurring basis, as defined under FASB ASC 820.

Continued...

BRANDYWINE INVESTMENT TRUST:

GLOBAL CREDIT OPPORTUNITIES FUND

Notes to Financial Statements

December 31, 2012 and 2011

(3)	Valuation, Continued

Valuation Methods

Investments in securities are valued by Mellon based upon market valuations provided by independent pricing services. Forward exchange contracts are valued by Mellon using the prevailing forward exchange rates provided by independent pricing services. Futures contracts are valued at closing settlement prices. Swaps are valued at prices furnished by independent pricing services or independent swap dealers. Investments in securities, swaps, and forward exchange contracts, for which prices are not available from independent pricing services, are valued at their fair values as determined in good faith by the Investment Advisor.

Valuation Inputs

Various inputs may be used to determine the value of the Fund’s investments. These inputs are summarized in the three broad levels listed below. The input levels or methodologies used for valuing securities are not necessarily an indication of the risk associated with investing in those securities.

Level 1:	Quoted prices in active markets for identical securities.

Level 2:	Observable inputs other than level 1 quoted prices.

Level 3:	Unobservable inputs.

Observable inputs are inputs that other market participants may use in pricing a security. These may include quoted prices for similar securities, interest rates, prepayment speeds, credit risk, and others. The determination of what constitutes observable inputs requires judgment by the Investment Advisor.

In situations where quoted prices or observable inputs are unavailable or deemed less relevant (for example, when there is little or no market activity for an investment at the end of the period), unobservable inputs may be used. Unobservable inputs reflect the Investment Advisor’s own assumptions about the factors market participants would use in pricing an investment, and would be based upon available information.

Continued...

BRANDYWINE INVESTMENT TRUST:

GLOBAL CREDIT OPPORTUNITIES FUND

Notes to Financial Statements

December 31, 2012 and 2011

(3)	Valuation, Continued

Valuation Inputs, Continued

The following is a summary of the inputs used to value the Fund’s assets and liabilities as of December 31:

	2012
	Level 1	Level 2	Level 3	Total
Assets:
Investments in securities	$—	$33,468,962	$—	$33,468,962
Unrealized gain on forward exchange contracts	—	18,264	—	18,264

	$—	$33,487,226	$—	$33,487,226

Liabilities:

Unrealized loss on forward exchange contracts	$—	$52,908	$—	$52,908

	2011
	Level 1	Level 2	Level 3	Total
Assets:
Investments in securities	$—	$3,992,974	$—	$3,992,974
Swaps	—	34,829	—	34,829

	$—	$4,027,803	$—	$4,027,803

Liabilities:
Unrealized loss on forward exchange contracts	$—	$1,351	$—	$1,351
Variation margin payable on futures contracts	3,727	—	—	3,727
Swaps	—	8,406	—	8,406

	$3,727	$9,757	$—	$13,484

BRANDYWINE INVESTMENT TRUST:

GLOBAL CREDIT OPPORTUNITIES FUND

Notes to Financial Statements

December 31, 2012 and 2011

(4)	Purchases and Sales of Investment Securities

Purchases of securities, other than cash equivalents, for the years ended December 31, 2012 and 2011, aggregated $145,956,641 and $30,399,521, respectively. Sales of securities, other than cash equivalents, for the years ended December 31, 2012 and 2011, aggregated $115,605,940 and $28,637,753, respectively.

(5)	Amortization and Accretion

The Fund amortizes premiums and accretes discounts over the remaining period of maturity. Net accretion of $103,160 and $9,457 for the years ended December 31, 2012 and 2011, respectively, is included in investment income in the accompanying statements of operations and changes in net assets.

(6)	Administrative Expenses

No fee to the Investment Advisor was deducted from the Fund; instead, the unitholders were billed separately by the Investment Advisor.

The Fund is responsible for all its own costs and expenses, including services of its independent accountants, legal counsel, and custodial fees. For the years ended December 31, 2012 and 2011, the Investment Advisor elected to pay administrative expenses (other than the advisory fee) aggregating approximately $35,000 and $24,000, respectively. At some time in the future, the Investment Advisor may decide to pay a reduced portion or none of these expenses.

(7)	Related Party Transactions

The Fund invests excess liquid funds in a short-term investment fund administered by Mellon. The total funds invested at December 31, 2012 and 2011 were $827,759 and $382,541, respectively; interest income earned, for the years ended December 31, 2012 and 2011, was $1,082 and $218, respectively.

BRANDYWINE INVESTMENT TRUST:

GLOBAL CREDIT OPPORTUNITIES FUND

Notes to Financial Statements

December 31, 2012 and 2011

(8)	Derivative Instruments

A derivative is a financial instrument whose value is derived from an underlying security price, foreign exchange rate, interest rate, index of prices or rates, or other variable; it requires little or no initial investment and permits or requires net settlement. The Fund may use derivatives for a variety of purposes, such as seeking to hedge against declines in principal value, increase yield, invest in an asset with greater efficiency and at a lower cost than is possible through direct investment, or to adjust portfolio duration and credit exposure. The risks associated with the use of derivatives are different from, and potentially much greater than, the risks associated with investing directly in the instruments on which the derivatives are based. Investments in derivatives can magnify returns positively or negatively.

The Fund values its derivatives at fair value, as described in Note 3, and recognizes changes in fair value currently in its results of operations. Accordingly, the Fund does not follow hedge accounting, even for derivatives employed as economic hedges.

The following table summarizes the fair value of the Fund’s derivative instruments held as of December 31, 2012 and 2011, and the related location on the accompanying statements of assets and liabilities, presented by primary underlying risk exposure:

	Location on Statements of Assets and Liabilities	Fair Value 2012	Fair Value 2011
Assets:
Credit derivatives	Swap premiums paid	$—	$40,642
Foreign exchange derivatives	Unrealized gain on forward exchange contracts	18,264	—

		$18,264	$40,642

Liabilities:
Credit derivatives	Unrealized loss on swaps, Swap premiums received	$—	$14,219

Foreign exchange derivatives	Unrealized loss on forward exchange contracts	52,908	1,351
Interest rate derivatives	Variation margin payable on futures contracts	—	3,727

		$52,908	$19,297

Continued...

BRANDYWINE INVESTMENT TRUST:

GLOBAL CREDIT OPPORTUNITIES FUND

Notes to Financial Statements

December 31, 2012 and 2011

(8)	Derivative Instruments, Continued

Additionally, the amounts of gains and losses on derivative instruments recognized in the Fund’s earnings during the years ended December 31, 2012 and 2011 are summarized in the following table by primary underlying risk exposure:

	2012	2011
Realized gain (loss)
Credit derivatives	$(225,246)	$59,328
Foreign exchange derivatives	(170,044)	(100,980)
Interest rate derivatives	(60,651)	1,252

	$(455,941)	$(40,400)

Change in unrealized gain (loss)
Credit derivatives	$10,828	$(10,828)
Foreign exchange derivatives	(33,293)	(34,589)
Interest rate derivatives	3,727	(3,727)

	$(18,738)	$(49,144)

All realized gain (loss) on derivatives are included in net realized gain on investment and foreign currency transactions on the statements of operations and the change in unrealized gain (loss) on derivatives is included in net gain (loss) from change in unrealized appreciation/depreciation of investments and translation of assets and liabilities in foreign currencies.

Forward Exchange Contracts

The Fund may enter into forward exchange contracts. When entering into a forward exchange contract, the Fund agrees to receive or deliver a fixed quantity of foreign currency for an agreed-upon price on an agreed future date. Upon valuation, the Fund’s net equity in the contracts, representing unrealized gain or loss on the contracts as measured by the difference between the forward foreign exchange rates at the dates of entry into the contracts and forward rates at the reporting date, is included in the statements of assets and liabilities. Realized and unrealized gains and losses are included in the statements of operations and changes in net assets. These instruments involve market risk as future fluctuations in exchange rates may result in losses to the Fund. These instruments also involve credit risk from the possible inability of counterparties to meet the terms of their contracts.

Continued...

BRANDYWINE INVESTMENT TRUST:

GLOBAL CREDIT OPPORTUNITIES FUND

Notes to Financial Statements

December 31, 2012 and 2011

(8)	Derivative Instruments, Continued

Forward Exchange Contracts, Continued

At December 31, 2012, the Fund had the following forward exchange contracts:

Currency Payable		Currency Receivable		Settle Date	Unrealized Gain	Unrealized Loss
19,000,000	CNY	3,024,033	USD	1/7/2013	$—	$7,727
1,514,065	USD	9,500,000	CNY	1/7/2013	1,815	—
1,514,186	USD	9,500,000	CNY	1/7/2013	1,695	—
3,015,394	USD	19,000,000	CNY	2/7/2013	—	2,418
1,860,000	NZD	1,499,089	USD	2/22/2013	—	30,541
1,499,348	USD	4,600,000	MYR	2/22/2013	2,747	—
1,506,221	USD	4,600,000	MYR	2/22/2013	—	4,126
82,000,000	INR	1,486,854	USD	3/20/2013	12,007	—
742,149	USD	41,000,000	INR	3/20/2013	—	4,725
740,794	USD	41,000,000	INR	3/20/2013	—	3,371

					$18,264	$52,908

At December 31, 2011, the Fund had the following forward exchange contracts:

Currency Payable		Currency Receivable		Settle Date	Unrealized Gain	Unrealized Loss
948,000	CNY	148,613	USD	4/30/2012	$—	$430
149,964	USD	948,000	CNY	4/30/2012	—	921

					$—	$1,351

Currency Legend:
CNY	Chinese Yuan Renminbi	MYR	Malaysian Ringgit
INR	Indian Rupee	NZD	New Zealand Dollar
USD	United States Dollar

The net unrealized loss on forward exchange contracts as of December 31, 2012 was $34,644. As of April 18, 2013, the net realized loss on forward exchange contracts outstanding as of December 31, 2012 was $60,756.

Continued...

BRANDYWINE INVESTMENT TRUST:

GLOBAL CREDIT OPPORTUNITIES FUND

Notes to Financial Statements

December 31, 2012 and 2011

(8)	Derivative Instruments, Continued

Swaps

The Fund is subject to interest rate risk, credit risk, and inflation risk in the normal course of pursuing its investment objectives and uses swap contracts to help manage such risks. The Fund may use swaps in an effort to manage exposure to changes in interest rates, inflation rates, and credit quality; to adjust overall exposure to certain markets; to enhance total return or protect the value of portfolio securities; to serve as a cash management tool; and/or to adjust portfolio duration and credit exposure. The value of a swap included in net assets is the unrealized gain or loss on the contract plus or minus any unamortized premiums paid or received, respectively. Appreciated swaps and premiums paid are reflected as assets, and depreciated swaps and premiums received are reflected as liabilities on the accompanying statements of assets and liabilities.

Net periodic receipts or payments required by swaps are recorded as realized gain or loss for financial reporting purposes when settled; fluctuations in the fair value of swaps are reflected in the change in net unrealized gain or loss and are reclassified to realized gain or loss upon termination prior to maturity or cash settlement.

Interest rate swaps are agreements to exchange cash flows based on the difference between specified interest rates applied to a notional principal amount for a specified period of time. Risks related to the use of interest rate swaps include the potential for unanticipated movements in interest and/or currency rates, the possible failure of a counterparty to perform in accordance with the terms of the swap agreements, potential government regulation that could adversely affect the Fund’s swap investments, and potential losses in excess of the Fund’s initial investment.

Credit default swaps are agreements where one party (the protection buyer) agrees to make periodic payments to another party (the protection seller) in exchange for protection against specified credit events, such as certain defaults and bankruptcies related to an underlying credit instrument, or issuer or index of such instruments. Upon occurrence of a specified credit event, the protection seller is required to pay the buyer the difference between the notional amount of the swap and the value of the underlying credit, either in the form of a net cash settlement or by paying the gross notional amount and accepting delivery of the relevant underlying credit.

Continued...

BRANDYWINE INVESTMENT TRUST:

GLOBAL CREDIT OPPORTUNITIES FUND

Notes to Financial Statements

December 31, 2012 and 2011

(8)	Derivative Instruments, Continued

Swaps, Continued

For credit default swaps where the underlying credit is an index, a specified credit event may affect all or individual underlying securities included in the index and will be settled based upon the relative weighting of the affected underlying security(s) within the index. Risks related to the use of credit default swaps include the possible inability of the Fund to accurately assess the current and future creditworthiness of underlying issuers, the possible failure of a counterparty to perform in accordance with the terms of the swap agreements, illiquidity of swaps markets, potential government regulation that could adversely affect the Fund’s swap investments, and potential losses in excess of the Fund’s initial investment. At December 31, 2012, the Fund did not hold any swaps.

At December 31, 2011, the Fund had the following swaps:

	Notional Amounts	Market Value	Upfront Premiums Paid/ (Received)	Unrealized Gain / (Loss)
Credit Default Swaps, Protection Bought:
Citibank, N.A. (counter party):
WESFARMERS LTD 100 9EA, pay 1.00%, receive upon credit default 09/20/16 (U.S. Dollar)	500,000	$225	$1,170	$(945)
SODEXO 100 8AA, pay 1.00%, receive upon credit default 09/20/16 (Euro)	1,000,000	(8,406)	(3,391)	(5,015)
MARKIT NORTH AMERICAN HIGH YIELD 17HA, pay 5.00%, receive upon credit default 12/20/16 (U.S. Dollar)	500,000	34,604	39,472	(4,868)

Total		$26,423	$37,251	$(10,828)

Continued...

BRANDYWINE INVESTMENT TRUST:

GLOBAL CREDIT OPPORTUNITIES FUND

Notes to Financial Statements

December 31, 2012 and 2011

(8)	Derivative Instruments, Continued

Futures Contracts

The Fund is subject to interest rate risk in the normal course of pursuing its investment objectives and uses futures contracts to help manage such risk. The Fund may enter into futures contracts to manage exposure to interest rate and yield curve movements, security prices, foreign currencies, credit quality, and mortgage prepayments; as an efficient means of adjusting exposure to all or part of a target market; to enhance income; as a cash management tool; and/or to adjust portfolio duration and credit exposure. A futures contract provides for future sale by one party and purchase by another of a specified amount of a particular underlying financial instrument at an agreed-upon price, date, time and place. The Fund currently invests only in exchange-traded futures, which generally are standardized as to maturity date, underlying financial instrument, and other contract terms. Upon entering into a futures contract, the Fund is required to deposit with the broker cash or securities in an amount equal to a certain percentage of the contract value (initial margin deposit); the margin deposit must then be maintained at the established level over the life of the contract. Subsequent payments are made or received by the Fund to settle the fluctuations in the value of the contract (variation margin), which reflect changes in the value of the underlying financial instrument. At its election, the Fund may also hold additional United States dollars and foreign currencies in an account with the broker to settle future variation margin obligations.

All cash and currencies held by the broker for initial margin or future settlements are reflected as cash deposits on futures contracts on the accompanying statements of assets and liabilities. Variation margin is recorded as unrealized gain or loss until the contract is closed. The value of futures contracts included in net assets is the amount of unsettled variation margin, if any. Risks related to the use of futures contracts include possible illiquidity of futures markets, contract prices that can be highly volatile and imperfectly correlated to movements in hedged security values and or/interest rates, and potential losses in excess of the Fund’s initial investment.

At December 31, 2012, the Fund did not hold any futures contracts. At December 31, 2011, the Fund had a short 1,000 shares Euro-Bund Future (EUX) contract with an expiration date of March 2012. The initial margin pledged was $5,190, which is included in cash deposits on futures contracts in the accompanying statements of assets and liabilities. The contract value at December 31, 2011 was $179,946 and the unrealized loss for the year ended December 31, 2011 was $3,727.

Schedule of Investments

at December 31, 2012

BRANDYWINE INVESTMENT TRUST:

GLOBAL CREDIT OPPORTUNITIES FUND

Schedule of Investments

December 31, 2012

Security Name	Units	Base Cost	Local Cost	Base Fair Value	Local Fair Value	Base Investment and Currency Gain (Loss)	Local Investment Gain (Loss)

ASSET-BACKED SECURITIES - UNITED STATES DOLLAR (15.77% OF NET ASSETS)
CARRINGTON MORTGAGE LOA HE1 A1 VAR RT 06/25/2037 DD 07/12/07	1,814,947	$1,733,566	1,733,566	$1,737,031	1,737,031	$3,465	3,465
CITIGROUP MORTGAGE LOA WFH2 A3 VAR RT 03/25/2037 DD 04/10/07	4,000,000	3,685,427	3,685,427	3,685,320	3,685,320	(107)	(107)

		5,418,993		5,422,351		3,358

MORTGAGE-BACKED SECURITIES - UNITED STATES DOLLAR (81.55% OF NET ASSETS)
BANC OF AMERICA FUNDING 3 5A8 5.500% 03/25/2036 DD 03/01/06	712,651	691,334	691,334	708,874	708,874	17,540	17,540
BANC OF AMERICA MORTGAG 10 1A3 5.500% 11/25/2035 DD 10/01/05	950,000	931,070	931,070	934,781	934,781	3,711	3,711
BANC OF AMERICA MORTGAGE 7 1A3 5.500% 08/25/2035 DD 07/01/05	1,000,000	988,792	988,792	992,620	992,620	3,828	3,828
COUNTRYWIDE ALTERNATIV 6CB 1A4 5.500% 04/25/2035 DD 02/01/05	337,321	300,955	300,955	327,897	327,897	26,942	26,942
COUNTRYWIDE HOME LOAN MO 13 A4 6.000% 08/25/2037 DD 06/01/07	118,353	113,863	113,863	118,297	118,297	4,434	4,434
COUNTRYWIDE HOME LOAN MO 18 A1 5.500% 10/25/2035 DD 08/01/05	1,618,183	1,522,175	1,522,175	1,521,739	1,521,739	(436)	(436)
COUNTRYWIDE HOME LOAN MO 5 A51 5.750% 05/25/2037 DD 03/01/07	4,990	4,541	4,541	4,565	4,565	24	24
COUNTRYWIDE HOME LOAN MOR 9 A4 5.250% 06/25/2034 DD 04/01/04	32,226	33,051	33,051	33,311	33,311	260	260
CREDIT SUISSE FIRST BOST 1 2A6 5.500% 02/25/2035 DD 01/01/05	1,221,953	1,214,338	1,214,338	1,214,096	1,214,096	(242)	(242)
FIRST HORIZON ALTERNAT FA5 1A4 5.500% 08/25/2035 DD 06/01/05	751,170	715,728	715,728	734,795	734,795	19,067	19,067
GSR MORTGAGE LOAN TRUS 15F 1A2 5.500% 12/25/2034 DD 11/01/04	281,192	286,772	286,772	288,528	288,528	1,756	1,756
GSR MORTGAGE LOAN TRUST 1F 2A3 6.000% 02/25/2035 DD 01/01/05	1,059,658	1,033,485	1,033,485	1,068,125	1,068,125	34,640	34,640

BRANDYWINE INVESTMENT TRUST:

GLOBAL CREDIT OPPORTUNITIES FUND

Schedule of Investments

December 31, 2012

Security Name	Units	Base Cost	Local Cost	Base Fair Value	Local Fair Value	Base Investment and Currency Gain (Loss)	Local Investment Gain (Loss)

MORTGAGE-BACKED SECURITIES - UNITED STATES DOLLAR, CONTINUED
GSR MORTGAGE LOAN TRUST 1F 2A9 6.000% 02/25/2036 DD 01/01/06	1,286,901	1,280,472	1,280,472	1,299,847	1,299,847	19,375	19,375
GSR MORTGAGE LOAN TRUST 3F 2A7 5.750% 03/25/2036 DD 03/01/06	731,547	700,607	700,607	714,926	714,926	14,319	14,319
JP MORGAN MORTGAGE TRUST S4 A5 6.000% 01/25/2037 DD 12/01/06	2,405,688	2,108,743	2,108,743	2,111,929	2,111,929	3,186	3,186
PRIME MORTGAGE TR DR1 2A2 144A 6.000% 05/25/2035 DD 10/01/06	403,538	395,752	395,752	397,687	397,687	1,935	1,935
RALI TRUST QS12 A4 5.500% 08/25/2035 DD 08/01/05	2,677,766	2,487,433	2,487,433	2,486,975	2,486,975	(458)	(458)
RESIDENTIAL ASSET SECURI A9 A4 5.250% 12/25/2034 DD 10/01/04	122	121	121	122	122	1	1
RFMSI TRUST S3 A7 5.500% 03/25/2036 DD 03/01/06	735,625	682,579	682,579	682,359	682,359	(220)	(220)
RFMSI TRUST S6 A9 6.000% 07/25/2036 DD 07/01/06	1,513,158	1,437,575	1,437,575	1,437,076	1,437,076	(499)	(499)
STRUCTURED ASSET SECURI 14 4A1 5.750% 07/25/2035 DD 06/01/05	257,181	241,539	241,539	254,864	254,864	13,325	13,325
STRUCTURED ASSET SECURI 15 2A7 5.500% 08/25/2035 DD 07/01/05	1,895,000	1,730,234	1,730,234	1,842,546	1,842,546	112,312	112,312
WELLS FARGO MORTGAGE AR14 1A6 VAR RT 10/25/2036 DD 09/01/06	601,768	565,295	565,295	591,063	591,063	25,768	25,768
WELLS FARGO MORTGAGE AR15 1A6 VAR RT 09/25/2035 DD 08/01/05	1,046,079	934,636	934,636	1,008,514	1,008,514	73,878	73,878
WELLS FARGO MORTGAGE B AR4 2A1 VAR RT 04/25/2036 DD 03/01/06	1,063,913	992,391	992,391	1,048,401	1,048,401	56,010	56,010
WELLS FARGO MORTGAGE BA 6 1A14 5.750% 05/25/2036 DD 04/01/06	1,108,604	1,076,797	1,076,797	1,094,026	1,094,026	17,229	17,229
WELLS FARGO MORTGAGE BAC 11 A3 6.000% 08/25/2037 DD 07/01/07	1,333,810	1,330,290	1,330,290	1,345,801	1,345,801	15,511	15,511

BRANDYWINE INVESTMENT TRUST:

GLOBAL CREDIT OPPORTUNITIES FUND

Schedule of Investments

December 31, 2012

Security Name	Units	Base Cost	Local Cost	Base Fair Value	Local Fair Value	Base Investment and Currency Gain (Loss)	Local Investment Gain (Loss)

MORTGAGE-BACKED SECURITIES - UNITED STATES DOLLAR, CONTINUED
WELLS FARGO MORTGAGE BAC 15 A1 6.000% 11/25/2037 DD 10/01/07	1,732,747	1,729,787	1,729,787	1,732,608	1,732,608	2,821	2,821
WELLS FARGO MORTGAGE BAC 4 2A2 5.500% 04/25/2036 DD 03/01/06	907,924	878,504	878,504	900,542	900,542	22,038	22,038
WELLS FARGO MORTGAGE BAC 5 1A1 5.500% 05/25/2037 DD 04/01/07	410,194	420,662	420,662	424,756	424,756	4,094	4,094
WELLS FARGO MORTGAGE BAC 8 A15 6.000% 07/25/2036 DD 06/01/06	726,439	704,027	704,027	724,941	724,941	20,914	20,914

		27,533,548		28,046,611		513,063

TOTAL		$32,952,541		$33,468,962		$516,421

Schedule of Investments

at December 31, 2011

BRANDYWINE INVESTMENT TRUST:

GLOBAL CREDIT OPPORTUNITIES FUND

Schedule of Investments

December 31, 2011

Security Name	Units	Base Cost	Local Cost	Base Fair Value	Local Fair Value	Base Investment and Currency Gain (Loss)	Local Investment Gain (Loss)

CORPORATE BONDS - UNITED STATES DOLLAR (12.24% OF NET ASSETS)
OASIS PETROLEUM INC 6.500% 11/01/2021 DD 11/10/11	250,000	$250,000	250,000	$248,125	248,125	$(1,875)	(1,875)
PRIMUS TELECOMMUNICATIONS HLDG 10.000% 04/15/2017 DD 07/05/11	250,000	252,351	252,351	241,875	241,875	(10,476)	(10,476)
SM ENERGY CO 144A 6.500% 11/15/2021 DD 11/08/11	50,000	50,000	50,000	51,500	51,500	1,500	1,500

		552,351		541,500		(10,851)

MORTGAGE-BACKED SECURITIES UNITED STATES DOLLAR (78.02% OF NET ASSETS)
CHASE MORTGAGE FINANCE A1 2A2 VAR RT 12/25/2035 DD 11/01/05	174,075	165,568	165,568	167,426	167,426	1,858	1,858
CHASE MORTGAGE FINANCE A1 9A1 VAR RT 02/25/2037 DD 02/01/07	349,088	323,581	323,581	341,160	341,160	17,580	17,579
COUNTRYWIDE HOME LOAN J2 3A14 5.500% 08/25/2035 DD 06/01/05	512,041	422,648	422,648	451,247	451,247	28,598	28,599
COUNTRYWIDE HOME LOAN MOR 9 A5 5.250% 06/25/2034 DD 04/01/04	440,000	416,638	416,638	432,854	432,854	16,216	16,216
COUNTRYWIDE HOME LOANS 13 A4 6.000% 08/25/2037 DD 06/01/07	244,803	235,364	235,364	237,839	237,839	2,475	2,475
CREDIT SUISSE FIRST BOST 6 2A3 5.500% 07/25/2035 DD 06/01/05	109,772	106,522	106,522	109,616	109,616	3,095	3,094
FIRST HORIZON ASSET SE AR6 2A1 VAR RT 12/25/2034 DD 10/01/04	33,252	30,218	30,218	29,831	29,831	(387)	(387)
MERRILL LYNCH MORTGAGE A6 2A2 VAR RT 08/25/2035 DD 08/30/05	508,702	427,460	427,460	444,336	444,336	16,876	16,876
WAMU MORTGAGE PASS THRO AR9 A1 VAR RT 08/25/2034 DD 07/01/04	375,164	338,698	338,698	350,129	350,129	11,431	11,431
WELLS FARGO MORTGAGE AR12 2A5 VAR RT 07/25/2035 DD 06/01/05	396,549	331,186	331,186	360,447	360,447	29,260	29,261

BRANDYWINE INVESTMENT TRUST:

GLOBAL CREDIT OPPORTUNITIES FUND

Schedule of Investments

December 31, 2011

Security Name	Units	Base Cost	Local Cost	Base Fair Value	Local Fair Value	Base Investment and Currency Gain (Loss)	Local Investment Gain (Loss)

MORTGAGE-BACKED SECURITIES - UNITED STATES DOLLAR, CONTINUED
WELLS FARGO MORTGAGE BA 11 2A3 5.500% 11/25/2035 DD 10/01/05	454,583	418,261	418,260	454,070	454,070	35,809	35,810
WELLS FARGO MORTGAGE BAC 2 1A1 5.000% 03/25/2036 DD 02/01/06	79,020	73,962	73,962	72,519	72,519	(1,442)	(1,443)

		3,290,106		3,451,474		161,368

TOTAL		$3,842,457		$3,992,974		$150,517